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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of United Retail Group, Inc. and Subsidiaries (the "Company") on Forms S-8 (File No. 33-48500, No. 33-48501 and No. 33-67288) of our report dated February 14, 1997, on our audits of the consolidated financial statements of the Company as of February 1, 1997 and February 3, 1996 and for each of the three fiscal years ended February 1, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.



                                                        COOPERS & LYBRAND L.L.P.



New York, New York
April 18, 1997